UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A (Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A (this “Amendment No. One”) amends the Current Report on Form 8-K filed by HomeTrust Bancshares, Inc. with the Securities and Exchange Commission on January 22, 2021 (the “Original Form 8-K”). This Amendment No. One is being filed solely to provide additional information regarding the matter discussed in the Original Form 8-K.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;                          Compensatory Arrangements of Certain Officers.
On January 21, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of HomeTrust Bancshares, Inc. (the “Company”) approved, for the fiscal year ending June 30, 2021, targeted incentive award opportunities and performance measures and weightings under the Company’s Strategic Operating Committee Incentive Program (the “SOC Incentive Program”). For fiscal 2021, the targeted incentive award opportunities for the following executive officers (each of whom was a named executive officer in the Company’s most recent annual meeting proxy statement) were established: Dana L. Stonestreet, Chairman, President and Chief Executive Officer, 55% of annual base salary; C. Hunter Westbrook, Senior Executive Vice President and Chief Operating Officer, 40% of annual base salary; Tony J. VunCannon, Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer, 30% of annual base salary; and Marty T. Caywood, Executive Vice President and Chief Information Officer, 30% of annual base salary. For Mr. Stonestreet, the SOC Incentive Program performance measures and weightings will be as follows: pretax, pre-provision income (40% weighting); noninterest income (20% weighting); efficiency ratio (10% weighting); total loans, excluding purchased home equity lines of credit ("HELOCs") and Paycheck Protection Program (“PPP”) loans (10% weighting); and functional team goals (20% weighting). For each of the other named executive officers, the SOC Incentive Program performance measures and weightings will be as follows: pretax, pre-provision income (35% weighting); noninterest income (20% weighting); efficiency ratio (10% weighting); total loans, excluding purchased HELOCs and PPP loans (10% weighting); and functional team goals (25% weighting).

The Committee also amended the SOC Incentive Program to provide that executive officers will receive a payout of 25% to 50% of their targeted incentive award opportunity if actual performance under a performance goal is at the threshold (minimum) level of performance, 100% of their targeted incentive award opportunity if actual performance is at the target level of performance, and 130% of their targeted incentive award opportunity if actual performance is at or above the stretch (maximum) level of performance. Prior to this amendment, the payout percentages for performance at the threshold, target and stretch levels of performance were 50%, 100% and 150%, respectively.

For the fiscal year ending June 30, 2021, the respective threshold, target and maximum payout percentages for the corporate performance measures listed above will be as follows: pre-tax, pre-provision income: 25%, 100% and 130%; noninterest income: 50%, 100% and 150%; total loans, excluding HELOCs and PPP loans: 50%, 100% and 130%; and efficiency ratio: 25%, 100% and N/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: January 27, 2021	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

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